Exhibit 10.29

TRANSFER AGENT SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of the January 27, 2026, by and among BAIN CAPITAL PRIVATE CREDIT, a Delaware statutory trust (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Fund is a closed-end management investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act” or the “Act”);

WHEREAS, the Fund is authorized to offer and sell common shares of beneficial interest in the Fund (collectively, the “Shares”);

WHEREAS, Fund Services is, among other things, in the business of administering transfer agent functions for the benefit of its customers; and

WHEREAS, the Fund desires to retain Fund Services to provide transfer agent services.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Appointment of Fund Services as Transfer Agent

Effective January 31, 2026 (the “Effective Date”), the Fund hereby appoints Fund Services as transfer agent of the Fund on the terms and conditions set forth in this Agreement, and Fund Services hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of Fund Services shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against Fund Services hereunder.

2.
Services and Duties of Fund Services

Fund Services shall provide the following transfer agent services to the Fund:

(1) Receive and process orders for the purchase of Shares in accordance with applicable rules under the 1940 Act and other applicable regulations, and as specified in the Fund’s registration statement.

(2) Process, generally on the day of receipt or as promptly as possible based upon volume, any subscription agreements or purchase orders received from prospective holders of Shares (such holder of Shares, “Shareholders”) that are in good order, as set forth on the registration statement, and promptly reject any subscriptions not received in good order. The processing of in good order subscriptions shall include:

Exhibit 10.29

i. Acceptance and tracking of in good order subscriptions during the subscription period, and the provision of reporting to the Fund on cumulative subscription requests.

ii. Prompt delivery of payment and supporting documentation to the Fund’s custodian(s).

iii. Issuance of the appropriate number of uncertificated Shares once the net asset value (“NAV”) for such purchase date becomes available, with such uncertificated Shares being held in the appropriate Shareholder account.

iv. Arrange for issuance of Shares obtained through transfers of funds from Shareholders’ accounts at financial institutions.

(3) Process tender offers and related repurchase requests received in good order and, where relevant, deliver appropriate documentation to the Fund. The processing of in good order repurchase requests shall include:

i. Delivery (by data file, electronic delivery or mail, as instructed by the Fund) of tender / repurchase notifications to Shareholders or intermediary dealers.

ii. Acceptance and tracking of submitted repurchase requests during the open tender window, and the provision of reporting to the Fund on cumulative repurchase requests.

iii. Acceptance and processing of tender withdraw requests, and making corresponding adjustments the repurchase tracking / reporting, as appropriate.

iv. Facilitation of pro-ration (to the extent required) and early repurchase discount calculations.

v. Upon the approval of the Fund, the repurchase and retirement of the appropriate number of Shares once the NAV for such repurchase date becomes available, and the associated disbursement of funds (upon receipt from the Fund) to the corresponding Shareholder or intermediary dealer, as applicable.

(4) Process transfers of Shares in accordance with the Shareholder’s or intermediary dealer’s instructions and as permitted by the Fund’s registration statement and other operative documents.

(5) Administer the Fund’s distribution reinvestment plan, including:

i. Acceptance and processing of Shareholder opt-in and opt-out elections.

ii. Tracking of Shareholder election statuses, and reporting to the Fund on such statuses, when requested.

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iii. Completion of the share issuance and purchase transactions in relation to distributions payable to Shareholders participating in the distribution reinvestment plan once the NAV applicable to such distribution date becomes available.

(6) Prepare and transmit payments for distributions declared by the Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with Shareholder instructions.

(7) Make changes to Shareholder records, including, but not limited to, address changes.

(8) Prepare ad-hoc reports as necessary at prevailing rates; provided, however, that any ad hoc reports in excess of $5,000 shall be pre-approved in writing by the Fund.

(9) Provide Shareholder account information upon Shareholder or Fund request and prepare and mail confirmations and statements of account to Shareholders for all purchases, redemptions, and other confirmable transactions as agreed upon with the Fund.

(10) Mail account statements and performance reports in a form approved by the Fund to Shareholders on a monthly basis and shareholder reports on annual basis.

(11) Prepare and file U.S. Treasury Department Forms 1099 and other appropriate information required with respect to dividends, distributions and repurchases for all shareholders.

(12) Answer correspondence from Shareholders, intermediary dealers and others relating to Fund Services’ duties hereunder within required time periods established by applicable regulation.

(13) Provide service and support to financial intermediaries including but not limited to trade placements, settlements and corrections.

(14) Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Fund in connection with any certification required of the Fund pursuant to the Sarbanes-Oxley Act of 2002 (“SOX Act”) or any rules or regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, provided the same shall not be deemed to change Fund Services’ standard of care as set forth herein.

(15) In order to assist the Fund in satisfying the requirements of Rule 38a-1 under the 1940 Act, Fund Services will provide the Fund’s Chief Compliance Officer with reasonable access to Fund Services’ Fund records relating to the services provided by it under this Agreement, and will provide quarterly compliance reports and related certifications regarding any Material Compliance Matter (as defined in the 1940 Act) involving Fund Services that affect or could affect the Fund.

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3.
Lost Shareholder Due Diligence Searches and Servicing

The Fund hereby acknowledges that Fund Services has an arrangement with an outside vendor to conduct lost Shareholder searches required by Rule 17Ad-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Costs associated with such searches will be passed through to the Fund as a miscellaneous expense in accordance with the fee schedule set forth in Exhibit A hereto. If a Shareholder remains lost and the Shareholder’s account unresolved after completion of the mandatory Rule 17Ad-17 search, the Fund hereby authorizes Fund Services to conduct a more in-depth search in order to locate the lost Shareholder before the Shareholder’s assets escheat to the applicable state, to enter into agreements with vendors to conduct such additional searches, and to charge the costs of such additional searches to the account of the lost Shareholder.

4.
Anti-Money Laundering and Red Flag Identity Theft Prevention Programs

The Fund acknowledges that it has had an opportunity to review, consider and comment upon the written procedures provided by Fund Services describing various tools used by Fund Services which are designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of Shareholder activity as well as written procedures for verifying a customer’s identity (collectively, the “Procedures”). Further, the Fund and Fund Services have determined that the Procedures, as part of the Fund’s overall anti-money laundering program and Red Flag Identity Theft Prevention program, are reasonably designed to: (i) prevent the Fund from being used for money laundering or the financing of terrorist activities; (ii) prevent identity theft; and (iii) to achieve compliance with the applicable provisions of the Bank Secrecy Act, Fair and Accurate Credit Transactions Act of 2003 and the USA Patriot Act of 2001 and the implementing regulations thereunder.

Based on this determination, the Fund hereby instructs and directs Fund Services to implement the Procedures, as applicable, on the Fund’s behalf, as such may be amended from time to time. It is contemplated that these Procedures will be amended from time to time by Fund Services and any such amended Procedures will be provided to the Fund. Should the Fund desire that Fund Services perform services not provided for in the Procedures, such additional services and the associated cost must be specifically detailed in the attached fee schedule.

The Fund acknowledges and agrees that, although it is directing Fund Services to implement the Procedures on its behalf, Fund Services is implementing the Procedures as a service provider to the Fund and the Fund is and remains ultimately responsible for complying with all applicable laws, rules, and regulations with respect to anti-money laundering, customer identification, identity theft prevention, economic sanctions, and terrorist financing, whether under anti-money laundering rules, or otherwise, such as, the establishment and board adoption of its own formal anti-money laundering program and the designation of its own anti-money laundering officer, as applicable.

The Fund further acknowledges and agrees that certain portions of the Procedures are applicable to certain products, entities, structures, or geographies and, accordingly,

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certain portions of the Procedures may not be implemented with respect to the Fund. The Fund has had the opportunity to discuss the Procedures with Fund Services, and the Fund understands and agrees which portions of the Procedures may not be implemented on behalf of the Fund. Without limitation of the foregoing, Fund Services shall not be responsible for providing anti-money laundering or customer identification services with respect to certain intermediary or dealer-controlled customer accounts (i.e., level 0 sub-accounts through the Fund/SERV system operated by the National Securities Clearing Corporation) and other fund client relationships where there is a sub-transfer agency or similar arrangement between the Fund and the intermediary.

Fund Services agrees to provide to the Fund (to the extent it is permitted by law and able to do so):

(a) Prompt written notification of any transaction or combination of transactions that Fund Services believes, based on the Procedures, evidence money laundering or identity theft activities in connection with the Fund or any shareholder of the Fund;

(b) Prompt written notification of any customer(s) that Fund Services reasonably believes, based upon the Procedures, to be engaged in money laundering or identity theft activities, provided that the Fund agrees not to communicate this information to such customer;

(c) Any reports received by Fund Services from any government agency or applicable industry self-regulatory organization pertaining to Fund Services’ anti-money laundering monitoring or the Red Flag Identity Theft Prevention Program on behalf of the Fund;

(d) Prompt written notification of any action taken in response to anti-money laundering violations or identity theft activity as described in (a), (b) or (c); and

(e) Certified quarterly reports of its monitoring and customer identification activities pursuant to the Procedures on behalf of the Fund, and upon request, Fund Services will also provide a year-end annual report containing such information.

The Fund hereby directs, and Fund Services acknowledges, that Fund Services shall (i) permit federal regulators access to such information and records maintained by Fund Services and relating to Fund Services’ implementation of the Procedures, on behalf of the Fund, as they may request, and (ii) permit such federal regulators to inspect Fund Services’ implementation of the Procedures on behalf of the Fund.

5.
Compensation

Fund Services shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time. Fund Services shall also be reimbursed for such miscellaneous expenses as set forth on Exhibit A hereto as are reasonably incurred by Fund Services in performing its duties hereunder. The Fund shall pay all such fees and reimbursable expenses within

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thirty (30) calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. The Fund’s administrator and/or the Fund shall notify Fund Services in writing within thirty (30) calendar days following receipt of each invoice if the Fund’s administrator and/or the Fund is disputing any amounts in good faith. The Fund shall pay such disputed amounts within thirty (30) calendar days of the day on which the parties agree to the amount to be paid.

6.
Representations and Warranties
A.
The Fund hereby represents and warrants to Fund Services, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(1) The Fund is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2) This Agreement has been duly authorized, executed and delivered by the Fund in accordance with all requisite action and constitutes a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its declaration of trust, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

(4) All records of the Fund (including, without limitation, all Shareholder and account records) provided to Fund Services by the Fund or by a prior transfer agent of the Fund are accurate and complete and Fund Services is entitled to rely on all such records in the form provided; and

(5) The Fund has a reasonable belief that it knows the true identity of all Shareholders of the Fund as of the date of this Agreement including, to the extent applicable, the beneficial owners of such Shareholders, and Fund Services is entitled to rely on such identification by the Fund.

B.
Fund Services hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

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(1) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(2) This Agreement has been duly authorized, executed and delivered by Fund Services in accordance with all requisite action and constitutes a valid and legally binding obligation of Fund Services, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(3) It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

(4) To the best of its knowledge, no legal or administrative proceedings have been instituted or threatened which would impair Fund Services’ ability to perform its duties and obligations under this Agreement;

(5) Its entrance into this Agreement shall not cause a material breach or be in a material conflict with any other agreement or obligation of Fund Services, or any law or regulation applicable to it;

(6) It has all the necessary facilities, equipment and personnel to perform the duties and obligations under this Agreement; and

(7) It is a registered transfer agent under the Exchange Act and has such licenses and/or authorizations as may be required to place shares through the Alternative Investment Product Services (AIP) system.

7.
Standard of Care; Indemnification; Limitation of Liability
A.
Fund Services shall exercise reasonable care in the performance of its duties under this Agreement. Fund Services shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with its duties under this Agreement, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond Fund Services’ control, except a loss arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if Fund Services has exercised reasonable care in the performance of its duties under this

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Agreement, the Fund shall indemnify and hold harmless Fund Services from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable and documented attorneys' fees) that Fund Services may sustain or incur or that may be asserted against Fund Services by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards or (ii) in reliance upon any written or oral instruction provided to Fund Services by the Fund’s investment adviser or by any duly authorized officer of the Fund, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to Fund Services’ refusal or failure to comply with the terms of this Agreement or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund Services” shall include Fund Services’ trustees, officers and employees.

Fund Services shall indemnify and hold the Fund harmless from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys' fees) that the Fund may sustain or incur or that may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by Fund Services as a result of Fund Services’ refusal or failure to comply with the terms of this Agreement, bad faith, gross negligence, or willful misconduct in the performance of its duties under this Agreement. This indemnity shall be a continuing obligation of Fund Services, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Fund” shall include the Fund’s trustees, officers and employees.

In no case shall either party be liable to the other for (i) any special, indirect or consequential damages, loss of profits or goodwill (even if advised of the possibility of such) under this Agreement; or (ii) any delay by reason of circumstances not reasonably foreseeable and beyond its reasonable control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation or power supply.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, Fund Services shall take all reasonable steps to minimize service interruptions for any period that such interruption continues. Fund Services shall as promptly as possible under the circumstances notify the Fund in the event of any service interruption that materially impacts Fund Services’ duties under this Agreement. Fund Services will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of Fund Services as soon as practicable. Fund Services agrees that it shall, at all times, have reasonable business continuity and

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disaster recovery contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect Fund Services’ premises and operating capabilities, books and records maintained on behalf of the Fund at any time during regular business hours of Fund Services, upon reasonable notice to Fund Services. Fund Services shall promptly notify the Fund upon discovery of any material administrative error (or group, pattern or practice of errors that, when taken together could constitute a material administrative error), and shall consult with the Fund about the actions it intends to take to correct the error prior to taking such actions. A “material administrative error” means any error which the Fund’s management, including its Chief Compliance Officer, would reasonably need to know to oversee Fund compliance. Moreover, Fund Services shall obtain and provide the Fund, at such times as the Fund may reasonably require, copies of reports rendered by independent accountants on the internal controls and procedures of Fund Services relating to the services provided by Fund Services under this Agreement.

Notwithstanding the above, Fund Services reserves the right to reprocess and correct administrative errors (and shall do so in any case promptly upon request of the Fund). Any reprocessing of administrative errors shall be at its own expense, unless reprocessing is at the request of the Fund.

B.
In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

C.
The indemnity and defense provisions set forth in this Section 7 shall indefinitely survive the termination and/or assignment of this Agreement.

D.
If Fund Services is acting in another capacity for the Fund pursuant to a separate agreement, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such other capacity.
8.
Data Necessary to Perform Services

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The Fund or its agent shall furnish to Fund Services the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. For the avoidance of doubt, Fund Services agrees that, to the extent required in order to carry out any of its obligations hereunder, Fund Services will coordinate with all other service providers of the Fund as may be requested and authorized by the Fund, including each custodian of the Fund, as appropriate. If Fund Services is also acting in another capacity for the Fund, nothing herein shall be deemed to relieve Fund Services of any of its obligations in such capacity.

9.
Proprietary and Confidential Information

Fund Services agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund, all records and other information relative to the Fund and prior, present, or potential Shareholders of the Fund (and clients of said Shareholders) including all Shareholder trading information, and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Fund Services may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities provided that to the extent permitted by law, Fund Services shall provide the Fund notice prior to such disclosures, or (iii) when so requested by the Fund. Records and other information which have become known to the public through no wrongful act of Fund Services or any of its employees, agents or representatives, and information that was already in the possession of Fund Services prior to receipt thereof from the Fund or its agent, shall not be subject to this paragraph. Fund Services acknowledges that it may come into possession of material nonpublic information with respect to the Fund and confirms that it has in place effective procedures to prevent the use of such information in violation of applicable insider trading laws.

In addition, Fund Services shall:

(1)
Adhere to the privacy policies adopted by the Fund pursuant to Title V of the Gramm Leach Bliley Act, as may be modified from time to time.
(2)
Have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to the Fund and its Shareholders.
(3)
Implement and maintain written policies and procedures reasonably designed to protect information relating to Shareholders, including sensitive information (“Personal Information”).
(4)
Maintain an effective information security/incident response program reasonably designed to protect Personal Information and detect, respond to, and recover from unauthorized access to Personal Information (the “Information Security

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Program”). The Information Security Program includes sufficient administrative, technical and physical safeguards and written policies and procedures reasonably designed to (a) insure the security and confidentiality of Personal Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Personal Information, including identity theft; and (c) protect against unauthorized access to or use of Personal Information that could result in substantial harm or inconvenience to the Fund or any Shareholder. The Information Security Program complies and shall comply with reasonable information security practices within the industry. Fund Services shall provide a written description of its Information Security Program upon written request from the Fund.
(5)
Upon becoming aware of any actual or alleged breach of security, misuse or misappropriation of, or authorized access to Personal Information (each, a “Security Breach”), (i) assess and contain the Security Breach; (ii) notify the Fund in writing at privacy@baincapital.com expeditiously and without unreasonable delay and in compliance with applicable law and regulatory requirements after awareness of the Security Breach, including a general description and steps taken; and (iii) not make any public announcement or issue any notification regarding a Security Breach without the Fund’s prior written approval, unless it is required to do so by law;
(6)
Promptly investigate, remedy, and bear the cost of the measures (including notification to any affected parties), if any, to address any Security Breach. Fund Services shall bear the cost of the Security Breach only if Fund Services is determined to be responsible for such Security Breach. In addition to, and without limiting the foregoing, Fund Services will promptly cooperate with the Fund, any of its affiliates, or any of their regulators at Fund Services’ expense (only if Fund Services is determined to be responsible for such Security Breach) to prevent, investigate, cease or mitigate any Security Breach, including but not limited to investigating, bringing claims or actions and giving information and testimony. Notwithstanding any other provision in this Agreement, the obligations set forth in this paragraph shall survive termination of this Agreement.
(7)
Provide the Fund with certain copies of third party audit reports (e.g., SSAE 16 or SOC 1) through access to Fund Services’ CCO Portal (limited to two persons) to the extent such reports are available and related to services performed or made available by Fund Services under this Agreement. The Fund acknowledges and agrees that such reports are confidential and that it will not disclose such reports except to its employees and service providers who have a need to know and have agreed to obligations of confidentiality applicable to such reports.

Notwithstanding the foregoing, Fund Services will not share any nonpublic personal information concerning any of the Fund’s Shareholders to any third party unless specifically directed by the Fund or allowed under one of the exceptions noted under the Gramm Leach Bliley Act.

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10.
Records

Fund Services shall keep records relating to the services to be performed hereunder in the form and manner, and for such period, as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. Fund Services agrees that all such records prepared or maintained by Fund Services relating to the services to be performed by Fund Services hereunder are the property of the Fund and will be preserved, maintained, and made available in accordance with such applicable sections and rules of the 1940 Act and will be promptly surrendered to the Fund or their designee on and in accordance with its request. Fund Services agrees to provide any records necessary to the Fund to comply with the Fund’s disclosure controls and procedures and internal control over financial reporting adopted in accordance with the SOX Act. Without limiting the generality of the foregoing, Fund Services shall cooperate with the Fund and assist the Fund, as necessary, by providing information to enable the appropriate officers of the Fund to (i) execute any required certifications and (ii) provide a report of management on the Fund’s internal control over financial reporting (as defined in Sections 13a-15(f) or 15a-15(f) of the Exchange Act).

11.
Compliance with Laws
A.
The Fund has and retains primary responsibility for all compliance matters relating to the Fund, including but not limited to compliance with the 1940 Act, the Internal Revenue Code of 1986, the SOX Act, the USA Patriot Act of 2001 and the policies and limitations of the Fund relating to its portfolio investments as set forth in its registration statement. Fund Services’ duties and services hereunder shall not relieve the Fund of its responsibilities for assuring such compliance and oversight responsibility with respect thereto. Further the Fund agrees that it complies with any and all applicable local, state, federal and international data protection laws, and confirms necessary and appropriate consents, disclosures and notices are in place to enable collection and processing of personal data by Fund Services. Fund Services’ functions hereunder shall not relieve the Fund of their primary day-to-day responsibility for assuring such compliance.
B.
The foregoing shall not affect Fund Services’ responsibilities for compliance and related matters delegated to Fund Services by the Fund as expressly provided herein. Fund Services shall comply with changes to all regulatory requirements affecting its services hereunder to the Fund and shall implement any necessary modifications to the services prior to the deadline imposed, or extensions authorized by, the regulatory or other governmental body having jurisdiction for such regulatory requirements.
C.
If, and to the extent that, the General Data Protection Regulation (EU) 2016/679, as amended (“GDPR”) or the Cayman Islands Data Protection Law, 2017, as amended (“DPL”), are applicable to Fund Services and the Fund the following provisions shall apply:

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(1)
The parties agree Fund Services is a “Data Processor” under GDPR and DPL, as applicable, in the performance of its services under this Agreement. Notwithstanding the foregoing, the parties agree Fund Services is a “Data Controller” under GDPR and DPL, as applicable, solely for the purpose of fulfilling its own pre-contractual AML/KYC new fund client onboarding obligations. In either case, the Fund shall ensure that all necessary and appropriate consents, disclosures and notices, including data subject consents, are in place to enable the processing of “Personal Data” (as defined by GDPR and DPL) by Fund Services, the transfer of Personal Data to Fund Services, and the transfer of Personal Data by Fund Services to third countries or regulatory organizations.
(2)
The parties further agree the Fund is a “Data Controller” under GDPR and DPL, as applicable. The Fund, either alone or jointly with others, determines or controls the content, use, purpose and means of processing the Personal Data.
(3)
Fund Services shall process the Personal Data: (i) in accordance with instructions of the Fund pursuant to this Agreement and any authorized persons list executed pursuant thereto, for the purpose of discharging Fund Services’ obligations under the Agreement; and (ii) when required by law or regulation, or required or requested by any court or regulator (each a “Processing Order”) to which Fund Services is subject. In the event Fund Services receives a request to process Personal Data pursuant to any Processing Order, it shall, to the extent legally permissible and reasonably practicable under the circumstances, notify the Fund prior to processing.
(4)
The Fund is solely responsible for developing and implementing its internal policies and procedures with respect to GDPR and DPL.
(5)
Fund Services shall:
i.
ensure that persons handling Personal Data on its behalf are subject to confidentiality obligations similar to those contained in this Agreement;
ii.
implement appropriate technical and organizational measures to protect Personal Data including against unauthorized or unlawful processing and against accidental loss, damage or destruction;
iii.
only appoint sub-processors with the prior written consent of the Fund (standing instructions or general written authorization are sufficient), and only if the sub-processors provide sufficient guarantees in writing to Fund Services that they have implemented appropriate technical and

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organizational measures in such a manner that processing will comply with GDPR and DPL, as applicable1;
iv.
beyond the initial appointment, inform the Fund of any intended material changes concerning the addition or replacement of sub-processors, thereby giving the Fund the opportunity to object;
v.
taking into account the nature of the processing, reasonably assist the Fund by appropriate technical and organizational measures, insofar as possible, to enable the Fund to comply with its obligation to respond to requests for exercising a data subject’s rights under GDPR or DPL;
vi.
provide reasonable assistance to the Fund in ensuring their compliance with obligations regarding Personal Data breaches, data protection impact assessments and prior consultation subject to the nature of the processing and the information reasonably available to Fund Services, and inform the Fund of Personal Data breaches without undue delay;
vii.
at the written direction of the Fund, delete or return all Personal Data to the Fund after the end of the provision of services under the Agreement relating to processing, and delete existing copies of Personal Data unless applicable law or internal data retention or backup procedures require the storage of such Personal Data; and
viii.
make available to the Fund all information reasonably necessary to demonstrate compliance with GDPR or DPL, as applicable, and allow for and reasonably cooperate with audits, including inspections, conducted by the Fund or its auditor; and immediately inform the Fund if, in its opinion, the Fund’s instructions regarding this subsection infringes on GDPR or DPL.
(6)
Each party shall comply with any other applicable law or regulation which implements GDPR and DPL in relation to the Personal Data. Nothing in the Agreement shall be construed as preventing either party from taking such other steps as are necessary to comply with GDPR, DPL or any other applicable data protection laws.
12.
Term of Agreement; Amendment

This Agreement shall become effective as of the Effective Date and will continue in effect for a period of one (1) year. This Agreement may be terminated by either party upon giving ninety (90) days’ prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within fifteen (15) days of

1 For the avoidance of doubt, Fund Services’ affiliates and third party software providers will be used as sub-processors under this Agreement, and the Fund hereby authorizes such use.

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notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by Fund Services and the Fund, and authorized or approved by the Board of Trustees.

13.
Duties in the Event of Termination

In the event that, in connection with termination, a successor to any of Fund Services’ duties or responsibilities hereunder is designated by the Fund by written notice to Fund Services, Fund Services will promptly, upon such termination (except in the case of a material breach by Fund Services, in which case all expenses shall be borne by Fund Services), at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by Fund Services under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which Fund Services has maintained the same, the Fund shall pay any reasonable and documented expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from Fund Services’ personnel in the establishment of books, records, and other data by such successor. If no such successor is designated, then such books, records and other data shall be returned to the Fund. The Fund shall also pay any fees associated with record retention and/or tax reporting obligations that Fund Services is obligated under applicable law, regulation, or rule to continue following the termination.

14.
Assignment

This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Fund Services, or by Fund Services without the written consent of the Fund accompanied by the authorization or approval of the Board of Trustees.

15.
Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder.

16.
Services not Exclusive

Nothing in this Agreement shall limit or restrict Fund Services from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

17.
No Agency Relationship

Exhibit 10.29

Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

18. Invalidity

Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

19. Notices

Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to Fund Services shall be sent to:

U.S. Bancorp Fund Services, LLC

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: GFS Contracts

Email: GFSContracts@usbank.com

and notice to the Fund shall be sent to:

Bain Capital Private Credit

c/o BCPC Advisors, LP

200 Clarendon Street

37th Floor

Boston, MA 02116

Attn: General Counsel

20. Multiple Originals

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

21. Entire Agreement

Exhibit 10.29

This Agreement, together with any exhibits, attachments, appendices or schedules expressly referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, whether written or oral.

SIGNATURES ON NEXT PAGE

Exhibit 10.29

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date hereof.

U.S. BANCORP FUND SERVICES, LLC

By:________________________________

Name: _____________________________

Title: ______________________________

Date: ______________________________

BAIN CAPITAL PRIVATE CREDIT

By:________________________________

Name: _____________________________

Title: ______________________________

Date: ______________________________

Exhibit 10.29

Exhibit A

Transfer Agent Servicing Agreement Fee Schedule

Transfer Agency/Investor Services Fee Schedule*

▪
Base Fee Per CUSIP – $25,000 per year
▪
Open Accounts – $25.00 per open account
▪
Closed Accounts – $3.00 per closed account
▪
Fintech Platforms – $10,000 annually per relationship
▪
Broker Dealers – $3,000 annually per relationship

Additional Fees

▪
Contact Center - $4 per call
▪
Reporting priced per request

CUSIP Setup

▪
CUSIP Fee – $5,000 per CUSIP

PA Port

▪
One-time standard set up charge - $15,000
o
Customization charged at vendor’s current hourly rate
▪
Annual fee - $15,000

Data Output

▪
One-time standard set up for periodic statements and confirms - $2,500
o
Customization charged at vendor’s current hourly rate

Chief Compliance Officer Support Fee

▪
$3,000 per year

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: brokerage fees, telephone toll-free lines, inbound calls, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, Fed wire charges, shareholder/dealer print out (daily confirms, investor statements, tax, checks, and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, return mail processing, travel, FATCA and other compliance mailings.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Available but not included above are the following services, client dedicated line data access, programming charges, physical certificate processing, CUSIP setup and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.